Exhibit 10.8
GENERAL SECURITY AGREEMENT
EXECUTED by the parties as of the 26th day of August, 2008.

TO:	BANK OF AMERICA, N.A.,
on its own behalf as Lender (acting through its Canada branch) and as Collateral Agent, for itself and on behalf of the Secured Parties (as such term is defined in the Credit Agreement, hereinafter defined)
335 Madison Avenue, New York, New York 10017

(hereinafter the “Collateral Agent”)

GRANTED BY:	4278941 CANADA INC.
Having its registered office at 20600 Clark Graham Blvd., Baie d’Urfé, Québec, Canada, H9X 4B6,

(hereinafter the “Debtor”)
SECTION 1 — GRANT OF SECURITY INTEREST
1.1 Security Interest
As a general and continuing security for the payment and performance of the Secured Obligations (as such term is defined in the Credit Agreement, hereinafter defined) of the Debtor and Warnaco of Canada Company (the “Borrower”), the Debtor, IN CONSIDERATION OF THE SECURED OBLIGATIONS and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, hereby grants, bargains, assigns and transfers to the Collateral Agent (for itself and on behalf of the Secured Parties), and grants to the Collateral Agent (for itself and on behalf of the Secured Parties) a continuing security interest in all of the Debtor’s right, title and interest in and to all the personal property, assets and undertakings of the Debtor of whatsoever nature and kind, whether now owned or hereafter-acquired by or on behalf of the Debtor, wherever located (the “Collateral”) including, without limitation:
(a) Accounts Receivable
All debts, book debts, accounts, claims, demands, moneys and choses in action whatsoever including, without limitation, claims against the Crown and claims under insurance policies, which are now owned by or are due, owing or accruing due to the Debtor or which may hereafter be owned by or become due, owing or accruing due to the Debtor together with all contracts, securities, bills, notes, lien notes, judgments, chattel mortgages, mortgages and all other rights, benefits and documents now or hereafter taken, vested in or held by the Debtor in respect of or as security for the same and the full benefit and advantage thereof, and all rights of action or claims which the Debtor now has or may at any time hereafter have against any person or persons, firm or corporation in respect thereof (all of the foregoing being herein collectively called the “Accounts Receivable”);
General Security Agreement — 4278941 Canada Inc. (2008)

(b) Inventory
All inventory of whatever kind now or hereafter owned by the Debtor or in which the Debtor now or hereinafter has an interest or right of any kind, and all accessions thereto and products thereof, including, without limitation, all goods, merchandise, raw materials, goods in process, finished goods, packaging and packing material and other tangible personal property now or hereafter held for sale, lease, rental or resale or that are to be furnished or have been furnished under a contract of service or that are to be used or consumed in the business of the Debtor (all of the foregoing being herein collectively called the “Inventory”);
(c) Equipment
All goods now or hereafter owned by the Debtor which are not inventory or consumer goods as defined in the PPSA (as hereinafter defined) including, without limitation, all fixtures, equipment, machinery, tools, furniture, vehicles and other tangible personal property (all of the foregoing being herein collectively called the “Equipment”);
(d) Chattel Paper, Instruments, Securities, etc.
All chattel paper, instruments, warehouse receipts, bills of lading and other documents of title, whether negotiable or non-negotiable, shares, stock, warrants, bonds, debentures, debenture stock or other securities (including, without limitation, those described in Schedule “2” hereto), now or hereafter owned by the Debtor;
(e) Intangibles
All intangibles now or hereafter owned by the Debtor including, without limitation, all contractual rights, goodwill, patents, trade marks, trade names, copyrights, industrial designs and other industrial or intellectual property or rights therein, including, without limitation, those described in Schedule “5” hereto;
(f) Books and Accounts, etc.
With respect to the personal property described in Paragraphs (a) to (e) inclusive, all books, accounts, invoices, deeds, documents, writings, letters, papers, security certificates and other records in any form evidencing or relating thereto and all contracts, securities, instruments and other rights and benefits in respect thereof;
General Security Agreement — 4278941 Canada Inc. (2008)

(g) Other Property
The uncalled capital, money, rights, bills of exchange, negotiable and non-negotiable instruments, judgments and securities not otherwise described in Paragraphs (a) to (f) inclusive;
(h) Replacements, etc.
With respect to the personal property described in Paragraphs (a) to (g) inclusive, all substitutions and replacements thereof, increases, additions and accessions thereto and any interest of the Debtor therein; and
(i) Proceeds
With respect to the personal property described in Paragraphs (a) to (h) inclusive, personal property in any form or fixtures derived directly or indirectly from any dealing with such property or that indemnifies or compensates for such property destroyed or damaged and proceeds of proceeds whether of the same type, class or kind as the original proceeds; provided, however, that the foregoing grant of security interest shall not include a security interest in any Excluded Property; and provided, further, that, if and when any property shall cease to be Excluded Property, the Collateral Agent for the benefit of the Secured Parties shall have, and at all times from and after the date hereof be deemed to have had, a security interest in such property.
1.2 Definitions and Interpretation
In the present General Security Agreement (this “Agreement”):
(a)
Terms used herein and defined in the Personal Property Security Act (Ontario) or similar legislation of any other Canadian jurisdiction, the laws of which are required by such legislation to be applied in connection with the issue, perfection, enforcement, opposability, validity or effect of security interests (collectively the “PPSA”) shall have the same meanings as in the PPSA unless the context otherwise requires;

(b)	Terms used herein and defined in the Securities Transfer Act (Ontario) (the “STA”) shall have the same meanings as in the STA unless the context otherwise requires;
(c)	Capitalized terms not otherwise defined herein shall have the same meanings as ascribed to them in the Credit Agreement, unless the context otherwise requires;
(d)	Any reference to “Collateral” shall, unless the context otherwise requires, refer to “Collateral or any part thereof”;
(e)
The term “security interest” and the grant of the “security interest” herein provided for shall include, without limitation, a fixed mortgage, hypothecation, pledge, charge and assignment of the Collateral in favour of the Collateral Agent (for itself and on behalf of the Secured Parties);

General Security Agreement — 4278941 Canada Inc. (2008)

(f)
“Additional Pledged Collateral” means any Pledged Collateral acquired by the Debtor after the date hereof and in which a security interest is granted pursuant to Section 1 (Grant of Security Interest), including, to the extent a security interest is granted therein pursuant to Section 1 (Grant of Security Interest), (i) all Stock and Stock Equivalents of any Person that are acquired by the Debtor after the date hereof, together with all certificates, instruments or other documents representing any of the foregoing and all Security Entitlements of the Debtor in respect of any of the foregoing, (ii) all additional Indebtedness from time to time owed to the Debtor by any obligor on the Pledged Debt Instruments and the Instruments evidencing such Indebtedness and (iii) all interest, cash, Instruments and other property or Proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any of the foregoing. “Additional Pledged Collateral” may be Intangibles (including Intellectual Property), Instruments or Investment Property;

(g)
“Blocked Account” means a deposit account maintained by the Debtor with a Blocked Account Bank which account is the subject of an effective Blocked Account Letter, and includes all monies on deposit therein and all certificates and instruments, if any, representing or evidencing such Blocked Account;

(h)
“Blocked Account Bank” means a financial institution approved (such approval not to be unreasonably withheld) by the Administrative Agent and with respect to which the Debtor has delivered to the Collateral Agent an executed Blocked Account Letter (hereinafter defined);

(i)
“Blocked Account Letter” means a letter agreement in a form acceptable to the Collateral Agent, executed by the Debtor and the Collateral Agent and acknowledged and agreed to by the relevant Blocked Account Bank;

(j)
“Cash Collateral Account” means any deposit account or Securities Account that is (a) established by the Collateral Agent from time to time in its sole discretion to receive cash and Cash Equivalents (or purchase cash or Cash Equivalents with funds received) from the Debtor or any other Loan Party or their Subsidiaries or Affiliates or Persons acting on their behalf pursuant to the Loan Documents, (b) with such depositaries and securities intermediaries as the Collateral Agent may determine in its sole discretion, (c) in the name of the Collateral Agent (although such account may also have words referring to the Debtor and the account’s purpose), (d) under the control of the Collateral Agent and (e) in the case of a Securities Account, with respect to which the Collateral Agent shall be the Entitlement Holder and the only Person authorized to give Entitlement Orders with respect thereto, except as otherwise provided in Section 3.9 hereof. Notwithstanding the foregoing, the Special Cash Collateral Account shall not constitute a Cash Collateral Account;

(k)	“CCQ” means the Civil Code of Quebec;
(l)	“Certificated Security” has the meaning given to such term in the PPSA;
(m)	“CIPO” means the Canadian Intellectual Property Office;
(n)	“Collateral” has the meaning specified in Section 1.1 hereof;
General Security Agreement — 4278941 Canada Inc. (2008)

(o)
“Collateral Agent” shall include, in addition to the Collateral Agent referred to in the preamble of the Credit Agreement, any successors and assigns to the Collateral Agent appointed pursuant to the Credit Agreement and means the “Collateral Agent” in its capacity as collateral agent for the benefit of the Secured Parties with respect to the Secured Obligations;

(p)
“Control Account” means a securities account maintained by the Debtor with the relevant approved Securities Intermediary which account is the subject of an effective Control Account Agreement, and includes all monies and other assets on deposit or otherwise held therein;

(q)	“Control Account Agreement” means a letter agreement in a form acceptable to the Collateral Agent, executed by the Debtor, the Collateral Agent and the relevant approved Securities Intermediary;
(r)
“Copyright License” means any agreement, whether written or oral, providing for the grant by or to the Debtor of any right under any Copyright, including the grant of any right to use, copy, publicly perform, display, create derivative works of, manufacture, distribute, exploit or sell materials derived from any Copyright;

(s)
“Copyrights” means (a) all copyrights arising under the laws of Canada, any other country or any political subdivision thereof, whether registered or unregistered and whether published or unpublished, all registrations and recordings thereof and all applications for registration or recording in connection therewith, including all registrations, recordings and applications for registration or recording with CIPO or in any foreign counterparts thereof, and (b) the right to obtain all renewals, reversions and extensions thereof;

(t)
“Credit Agreement” shall mean that certain Credit Agreement dated the date hereof among, inter alia, the Debtor, as borrower, the financial institutions, together with their respective successors and assigns, listed on the signature pages thereof from time to time, as Lenders, and the Collateral Agent, as the same may be amended, supplemented, revised, restated or replaced from time to time;

(u)
“Discharge of Lender Claims” means the payment in full in cash of the principal of, interest and premium, if any, on all Secured Obligations and, with respect to Hedging Obligations, Hedging Obligations or letters of credit outstanding thereunder, delivery of cash collateral or backstop letters of credit in respect thereof in compliance with the terms hereof, of the Credit Agreement, in each case after or concurrently with termination of all Commitments, and payment in full in cash of any other Secured Obligations that are due and payable at or prior to the time such principal and interest are paid;

(v)	“Entitlement Holder” has the meaning given to such term in the PPSA;
(w)	“Entitlement Order” has the meaning given to such term in the PPSA;
General Security Agreement — 4278941 Canada Inc. (2008)

(x)
“Excluded Property” means, collectively, (i) any permit, lease, license, contract, instrument or other agreement held by the Debtor that validly prohibits the creation by the Debtor of a Lien thereon, or any permit, lease, license, contract, instrument or other agreement held by the Debtor to the extent that any Requirement of Law applicable thereto prohibits the creation of a Lien thereon, but only, in each case, to the extent, and for so long as, such prohibition is not removed, terminated or rendered unenforceable or otherwise deemed ineffective by the PPSA or any other Requirement of Law; and (ii) any Equipment owned by the Debtor that is charged by a “purchase-money security interest” (as defined in the PPSA) or subject to a Capital Lease if the contract or other agreement in which such Lien is granted (or in the documentation providing for such Capital Lease) prohibits or requires the consent of any Person other than the Debtor as a condition to the creation of any other Lien on such Equipment; provided, however, “Excluded Property” shall not include any Proceeds, substitutions or replacements of Excluded Property (unless such Proceeds, substitutions or replacements would constitute Excluded Property);

(y)	“Financial Assets” has the meaning given to such term in the PPSA;
(z)	“Hedging Obligations” means all obligations of any Person under any Hedging Contract;
(aa)	“Instrument” has the meaning given to such term in the PPSA;
(bb)
“Intellectual Property” means, collectively, (a) all right, title and interest of the Debtor in intellectual property, whether arising under Canadian, multinational or foreign laws or otherwise, including Copyrights, Copyright Licenses, Patents, Patent Licenses, Trademarks, Trademark Licenses, trade secrets, Internet domain names, Websites, advertising rights, rights in designs, including registrations thereof, and rights in data, and (b) all rights to income, royalties, proceeds and damages now or hereafter due and/or payable under and with respect thereto, including all rights to sue and recover at law or in equity for any past, present and future infringement, misappropriation, dilution, violation or other impairment thereof;

(cc)	“Investment Property” has the meaning given to such term in the PPSA;
(dd)	“LLC” means each limited liability company in which the Debtor has an equity interest, including those set forth on Schedule 2;
(ee)
“LLC Agreement” means each operating agreement with respect to a LLC, as each agreement has heretofore been, and may hereafter be, amended, restated, supplemented or otherwise modified from time to time;

(ff)	“Material Intellectual Property” means Intellectual Property owned by or licensed to the Debtor and material to Debtor’s business;
(gg)	“Partnership” means each partnership in which the Debtor has an equity interest, including those set forth on Schedule 2;
(hh)
“Partnership Agreement” means each partnership agreement governing a Partnership, as each such agreement has heretofore been, and may hereafter be, amended, restated, supplemented or otherwise modified;

(ii)
“Patent License” means all agreements, whether written or oral, providing for the grant by or to the Debtor of any right to manufacture, have manufactured, use, import, lease, sell or offer for sale any product, design or process covered in whole or in part by a Patent;

General Security Agreement — 4278941 Canada Inc. (2008)

(jj)
“Patents” means (a) all patents of Canada or any other country or patent rights arising under multinational laws, (b) all applications for patents of Canada or any other country or patent rights arising under multinational laws and (c) all rights to obtain any reissues, extensions, divisions, continuations and continuations-in-part of the foregoing;

(kk)
“Pledged Certificated Stock” means all Certificated Securities and any other Stock and Stock Equivalent of a Person evidenced by a certificate, Instrument or other equivalent document, in each case owned by the Debtor, including all Stock listed on Schedule 2;

(ll)
“Pledged Collateral” means, collectively, the Pledged Stock, Pledged Debt Instruments, any other Investment Property of the Debtor (other than Pledged Stock, Pledged Debt Instruments and other Investment Property whose value, in the aggregate, does not exceed $1,000,000), all chattel paper, certificates or other Instruments representing any of the foregoing and all Security Entitlements of the Debtor in respect of any of the foregoing. Pledged Collateral may be Intangibles, Instruments or Investment Property;

(mm)
“Pledged Debt Instrument” means all right, title and interest of the Debtor in Instruments evidencing any Indebtedness owed to the Debtor, including all Indebtedness described on Schedule 2, issued by the obligors named therein;

(nn)	“Pledged Stock” means all Pledged Certificated Stock and all Pledged Uncertificated Stock;
(oo)
“Pledged Uncertificated Stock” means any Stock or Stock Equivalent of any Person that is not a Pledged Certificated Stock, including all right, title and interest of the Debtor as a limited or general partner in any Partnership or as a member of any LLC and all right, title and interest of the Debtor in, to and under any Partnership Agreement or LLC Agreement to which it is a party;

(pp)	“Receiver” shall have the meaning provided to such term in Section 6.4 hereof;
(qq)
“Registerable Intellectual Property” means any Intellectual Property in respect of which ownership, title, security interests, hypothecs, charges or encumbrances are capable of registration, recording or notation with any applicable authority pursuant to applicable law;

(rr)
“Restricted Account” means a deposit account maintained by the Debtor with a Restricted Account Bank which account is the subject of an effective Restricted Account Letter, and includes all monies on deposit therein and all certificates and instruments, if any, representing or evidencing such Restricted Account;

(ss)
“Restricted Account Bank” means a financial institution selected or approved (such approval not to be unreasonably withheld) by the Administrative Agent and with respect to which the Debtor has delivered an executed Restricted Account Letter;

(tt)	“Restricted Account Letter” means a letter agreement in a form acceptable to the Administrative Agent, executed by the Debtor;
(uu)	“Securities Intermediaries” has the meaning given to such term in the PPSA;
General Security Agreement — 4278941 Canada Inc. (2008)

(vv)	“Securities Account” has the meaning given to such term in the PPSA;
(ww)	“Security Entitlement” has the meaning given to such term in the PPSA;
(xx)	“Security Interest” means, collectively, each security interest, mortgage, charge, assignment or transfer in or of Collateral granted or created by the Debtor under this Agreement;
(yy)
“Third Party Intellectual Property Rights” means any right, title or interest of any Person under patent, copyright, trademark or trade secret law or any other statutory provision or common law doctrine relating to intellectual property or proprietary rights;

(zz)	“Trademark License” means any agreement, whether written or oral, providing for the grant by or to the Debtor of any right under any Trademark.;
(aaa)
“Trademarks” means (a) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, trade dress, service marks, logos and other source or business identifiers, and, in each case, all goodwill associated therewith, whether now existing or hereafter adopted or acquired, all registrations and recordings thereof and all applications for registration or recording in connection therewith, in each case whether in CIPO or in any similar office or agency of Canada, any Province or Territory thereof or any other country or any political subdivision thereof and all common-law rights related thereto, and (b) the right to obtain all renewals thereof; and

(bbb)	“UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York.
1.3 Leases
The last day of the term of any lease, oral or written, or any agreement therefor, now held or hereafter acquired by the Debtor, shall be excepted from the security interest hereby granted and shall not form part of the Collateral, but the Debtor shall stand possessed of such one day remaining, upon trust to assign and dispose of the same as the Collateral Agent or any assignee of such lease or agreement shall direct. If any such lease or agreement therefor contains a provision which provides in effect that such lease or agreement may not be assigned, sub-leased, charged or encumbered without the leave, license, consent or approval of the lessor, the application of the security interest created hereby to any such lease or agreement shall be conditional upon such leave, license, consent or approval having been obtained.
1.4 Debtor Remains Liable
Notwithstanding anything herein to the contrary:
(a)
the Debtor shall remain liable under the contracts and agreements included in the Collateral to the extent set forth therein to perform all its duties and obligations thereunder to the same extent as if this Agreement had not been executed;

(b)
the exercise by the Collateral Agent of any of the rights or remedies hereunder shall not release the Debtor from any of its duties or obligations under the contracts and agreements included in the Collateral; and

General Security Agreement — 4278941 Canada Inc. (2008)

(c)
the Collateral Agent shall not have any obligation or liability under the contracts and agreements included in the Collateral by reason of this Agreement, nor shall the Collateral Agent be obligated to perform any of the obligations or duties of the Debtor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

SECTION 2 — REPRESENTATIONS AND WARRANTIES
To induce the Lenders, the Issuers, the Collateral Agent and the Administrative Agent to enter into the Credit Agreement, the Debtor hereby represents and warrants each of the following to the Lenders, the Issuers, the Collateral Agent, the Administrative Agent and the other Secured Parties:
2.1 Title; No Other Liens
Except for the Liens granted to the Collateral Agent pursuant to this Agreement and the other Liens permitted to exist on the Collateral under the Credit Agreement, the Debtor (a) is the record and beneficial owner of the Pledged Collateral pledged by it hereunder constituting Instruments or Certificated Securities, (b) is the Entitlement Holder of all such Pledged Collateral constituting Investment Property held in a Securities Account and (c) has rights in or the power to collaterally transfer each other item of Collateral in which a Lien is granted by it hereunder, free and clear of any Lien (other than Liens for taxes not yet due and payable).
2.2 Perfection and Priority
The security interests granted pursuant to this Agreement shall constitute valid and continuing perfected security interests in favour of the Collateral Agent in the Collateral for which perfection is governed by the PPSA or filing with CIPO upon (i) in the case of all Collateral in which a security interest may be perfected by filing a financing statement under the PPSA, the completion of the filings and other actions specified on Schedule 3 (which, in the case of all filings and other documents referred to on such schedule, have been delivered to the Collateral Agent in completed and duly executed form), (ii) the delivery to the Collateral Agent of all Collateral consisting of Instruments and Certificated Securities, in each case properly endorsed for transfer to the Collateral Agent or in blank, (iii) the execution of Control Account Agreements with respect to Investment Property not in certificated form, (iv) the execution of a Blocked Account Letter with respect to all deposit accounts of the Debtor as specified in Section 3.8(a)(i) hereto, (v) all appropriate filings having been made with CIPO and (vi) the receipt by the Collateral Agent of the consent of the issuer or nominated person with respect to each letter-of-credit right. Such security interests shall be prior to all other Liens on the Collateral except for Customary Permitted Liens having priority over the Collateral Agent’s Liens by operation of law or otherwise as permitted hereunder or under the Credit Agreement.
2.3 Jurisdiction of Organization; Chief Executive Office
On the Closing Date, the Debtor’s jurisdiction of organization, legal name, organizational identification number, if any, and the location of its chief executive office or sole place of business is specified on Schedule 1 and, to the extent different from that on the Closing Date, such Schedule 1 also lists all jurisdictions of organization, legal names and locations of such Debtor’s chief executive office or sole place of business for the period beginning five years preceding the date hereof.
General Security Agreement — 4278941 Canada Inc. (2008)

2.4 Inventory and Equipment
Schedule 4 (Location of Inventory and Equipment) sets forth each location at which the Debtor’s Inventory and Equipment (other than mobile goods and Inventory or Equipment in transit) is kept on the Closing Date.
2.5 Pledged Collateral
(a)
The Pledged Stock that constitutes Pledged Collateral pledged hereunder by the Debtor is listed on Schedule 2 and constitutes that percentage of the issued and outstanding equity of all classes of each issuer thereof as set forth on Schedule 2.

(b)
All of the Pledged Stock (other than Pledged Stock in limited liability companies and partnerships) that constitutes Pledged Collateral has been duly and validly issued and are fully paid and nonassessable.

(c)
All Pledged Collateral and, if applicable, any Additional Pledged Collateral, consisting of Certificated Securities or Instruments has been delivered to the Collateral Agent in accordance with Section 3.5(a) (Pledged Collateral) hereof, and Section 7.11 of the Credit Agreement and such other pledge agreement or other Collateral Documents entered into by the Debtor in favour of the Collateral Agent.

(d)	Subject to Section 3.5(a), all Pledged Collateral held by a Securities Intermediary in a Securities Account is subject to a Control Account Agreement.
(e)
Other than Pledged Stock constituting Intangibles, there is no Pledged Collateral other than (i) that represented by Certificated Securities or (ii) Instruments in the possession of the Collateral Agent or that consisting of Financial Assets held in a Securities Account that is subject to a Control Account Agreement.

(f)
The Constituent Documents of any Person governing any Pledged Stock do not prohibit (i) the Collateral Agent, upon the occurrence and during the continuance of an Event of Default, from exercising all of the rights of the Debtor granting the security interest therein, and (ii) a transferee or assignee of Stock of such Person from becoming a member, partner or, as the case may be, other holder of such Pledged Stock to the same extent as the Debtor entitled to participate in the management of such Person and, pursuant to the Constituent Documents of any Person governing any Pledged Stock, upon the transfer of the entire interest of the Debtor, the Debtor shall cease to be a member, partner or, as the case may be, other holder of such Pledged Stock.

2.6 Deposit Accounts; Securities Accounts
The only deposit accounts or Securities Accounts maintained by the Debtor on the Closing Date are those listed on Schedule 7 (Deposit Accounts and Securities Accounts), which sets forth such information for the Debtor and which clearly identifies each deposit account which is maintained as a concentration account by the Debtor.
General Security Agreement — 4278941 Canada Inc. (2008)

2.7 Accounts
No amount payable to the Debtor under or in connection with any account is evidenced by any Instrument or Chattel Paper that has not been delivered to the Collateral Agent, properly endorsed for transfer, to the extent delivery is required by Section 3.6 (Delivery of Instruments and Chattel Paper).
2.8 Intellectual Property
(a)
Schedule 5 (i) sets forth a true and complete list of all Intellectual Property of the Debtor on the date hereof (other than licenses to commercial off-the-shelf software), separately identifying that owned by the Debtor and that licensed by or to such Debtor and (ii) sets forth a true and complete list of all Material Intellectual Property owned by or licensed to the Debtor on the date hereof (other than licenses to commercial off-the-shelf software), separately identifying that owned by the Debtor and that licensed by or to the Debtor. The Material Intellectual Property set forth on Schedule 5 constitutes all of the material intellectual property rights necessary for the Debtor to conduct its business as currently and as proposed to be conducted.

(b)
On the date hereof, all Material Intellectual Property owned by the Debtor is valid, in full force and effect, subsisting, unexpired and enforceable, has not been adjudged invalid and has not been abandoned. To the knowledge of the Debtor, the business of the Debtor, and the use of the Material Intellectual Property in connection therewith, does not infringe, misappropriate, dilute or violate any Third Party Intellectual Property Rights. The Debtor is not party to or the subject of any pending or, to the Debtor’s knowledge, threatened claim of infringement, misappropriation, dilution or violation of any Third Party Intellectual Property Rights, and there are no facts or circumstances that the Debtor reasonably believes are likely to form the basis for any such claim, and the Debtor has not received written notice of any such claim, or a written offer of a license to any Third Party Intellectual Property Rights, or any written notice regarding the existence of any Third Party Intellectual Property Rights that would be likely to have a Material Adverse Effect on the Debtor or otherwise would impair any Material Intellectual Property.

(c)
Except as set forth in Schedule 5(c), on the date hereof, none of the Material Intellectual Property owned by the Debtor is the subject of any licensing or franchise agreement pursuant to which the Debtor is the licensor or franchisor.

(d)
No holding, decision or judgment has been rendered by any Governmental Authority challenging the Debtor’s rights in the Material Intellectual Property or that would limit or otherwise impair the ownership, use, validity or enforceability of any Material Intellectual Property.

General Security Agreement — 4278941 Canada Inc. (2008)

(e)
No action or proceeding challenging the Debtor’s rights in the Intellectual Property or the ownership, use, validity or enforceability of any Material Intellectual Property owned by the Debtor is on the date hereof pending or, to the knowledge of the Debtor, threatened. There are no claims, judgments or settlements to be paid by the Debtor relating to the Material Intellectual Property. To the Debtor’s knowledge, no Person has been or is infringing, misappropriating, diluting or violating the Material Intellectual Property owned by the Debtor.

(f)
The Debtor is not in material breach of any Copyright License, Patent License or Trademark License nor in breach of any Material License. The consummation of the transactions contemplated by this Agreement shall not impair any of the Debtor’s right in, cause a breach of, or impair the validity or enforceability of, any Material Intellectual Property.

SECTION 3 — COVENANTS OF THE DEBTOR
The Debtor agrees with the Collateral Agent to the following, as long as any Secured Obligation or Commitment remains outstanding and, in each case, unless the Requisite Lenders otherwise consent in writing:
3.1 Generally
The Debtor shall (a) except for the security interest created by this Agreement, not create or suffer to exist any Lien upon or with respect to any Collateral, except Liens permitted under Section 8.2 (Liens, Etc.) of the Credit Agreement, (b) not use or permit any Collateral to be used unlawfully or in violation of any provision of this Agreement, any other Loan Document, any Requirement of Law or any policy of insurance covering the Collateral, (c) not sell, transfer or assign (by operation of law or otherwise) any Collateral except as permitted under the Credit Agreement, (d) not enter into any agreement or undertaking restricting the right or ability of the Debtor or the Collateral Agent to sell, assign or transfer any Collateral except in connection with an Asset Sale (i) that is permitted under Section 8.4 of the Credit Agreement or (ii) that is pursuant to a contract which contains a condition precedent that consent under the Credit Agreement be obtained.
3.2 Maintenance of Perfected Security Interest; Further Documentation
(a)
The Debtor shall maintain the security interests created by this Agreement as perfected security interests having at least the priority described in Section 2.2 (Perfection and Priority) and shall defend such security interests and such priority against the claims and demands of all Persons.

(b)
The Debtor shall furnish to the Collateral Agent from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Collateral Agent may reasonably request in writing, all in detail and in form and substance reasonably satisfactory to the Collateral Agent.

General Security Agreement — 4278941 Canada Inc. (2008)

(c)
At any time and from time to time, upon the written request of the Collateral Agent, and at the sole expense of the Debtor, the Debtor shall promptly and duly execute and deliver to the Collateral Agent, and have recorded, such further instruments and documents and take such further action as the Collateral Agent may reasonably request (or be directed to request by the Administrative Agent at the Administrative Agent’s reasonable request) for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including the filing of any financing or continuation statement under the PPSA (or other similar laws) in effect in any jurisdiction with respect to the security interests created hereby and the execution and delivery of Blocked Account Letters or Restricted Account Letters and Control Account Agreements.

3.3 Changes in Locations, Name, Etc.
(a)
Except upon 15 or more days’ prior written notice to the Collateral Agent and delivery to the Collateral Agent of (i) all additional financing statements and other documents reasonably requested by the Collateral Agent to maintain the validity, perfection and priority of the security interests provided for herein and (ii) if applicable, a written supplement to Schedule 4 showing (A) any additional locations at which Inventory or Equipment shall be kept or (B) any changes in any location where Inventory or Equipment shall be kept that would require the Collateral Agent to take any action to maintain perfected security interests in such Collateral, the Debtor shall not do any of the following:

(i)	permit any Inventory or Equipment to be kept at a location other than those listed on Schedule 4, except for Inventory or Equipment in transit;
(ii)	change its jurisdiction of organization from that referred to in Section 2.3 (Jurisdiction of Organization; Chief Executive Office); or
(iii)
change its legal name, or organizational identification number, if any, or corporation, unlimited liability company, limited liability company or other organizational structure to such an extent that any financing statement filed in connection with this Agreement would become misleading.

(b)
The Debtor shall keep and maintain at its own cost and expense satisfactory and complete records of the Collateral, including a record of all payments received and all credits granted with respect to the Collateral and all other dealings with the Collateral.

3.4 Control
The Debtor shall not cause nor shall it permit any Person other than the Collateral Agent to have control (as determined pursuant to the STA) of any Financial Asset or Investment Property constituting part of the Collateral.
General Security Agreement — 4278941 Canada Inc. (2008)

3.5 Pledged Collateral
(a)
The Debtor shall (i) deliver to the Collateral Agent for the benefit of the Secured Parties, all certificates and Instruments representing or evidencing any Pledged Collateral (including Additional Pledged Collateral), whether now existing or hereafter acquired, in suitable form for transfer by delivery or, as applicable, accompanied by such Debtor’s endorsement, where necessary, or duly executed instruments of transfer or assignment in blank, all in form and substance reasonably satisfactory to the Collateral Agent, together, in respect of any Additional Pledged Collateral, with a pledge amendment, duly executed by the Debtor, in a form reasonably acceptable to the Collateral Agent, an acknowledgment, or such other documentation acceptable to the Collateral Agent and (ii) maintain all other Pledged Collateral constituting Investment Property in a Securities Account subject to a Control Account Agreement. The Collateral Agent shall have the right, following an Event of Default and without notice to the Debtor, to transfer to or to register in its name or in the name of its nominees any Pledged Collateral. The Collateral Agent shall have the right at any time to exchange any certificate or instrument representing or evidencing any Pledged Collateral for certificates or instruments of smaller or larger denominations.

(b)
Except as provided in Section 6 (Remedies on Default), the Debtor shall be entitled to receive all cash dividends paid in respect of the Pledged Collateral (other than liquidating or distributing dividends). Any sums paid upon or in respect of any Pledged Collateral upon the liquidation or dissolution of any issuer of any Pledged Collateral, any distribution of capital made on or in respect of any Pledged Collateral or any property distributed upon or with respect to any Pledged Collateral pursuant to the recapitalization or reclassification of the capital of any issuer of Pledged Collateral or pursuant to the reorganization thereof (except, in each case, to the extent resulting in cash being distributed to the Debtor) shall, unless otherwise subject to a perfected security interest (with the priorities contemplated herein) in favour of the Collateral Agent, be delivered to the Collateral Agent to be held by it hereunder as additional collateral security for the Secured Obligations. If any sum of money or property so paid or distributed in respect of any Pledged Collateral shall be received by the Debtor, the Debtor shall, until such money or property is paid or delivered to the Collateral Agent, hold such money or property in trust for the Collateral Agent, segregated from other funds of the Debtor, as additional security for the Secured Obligations.

(c)
Except as provided in Section 6 (Remedies on Default), the Debtor shall be entitled to exercise all voting, consent and corporate, partnership, unlimited liability company, limited liability company and similar rights with respect to the Pledged Collateral; provided, however, that no vote shall be cast, consent given or right exercised or other action taken by the Debtor that would impair the Collateral, be inconsistent with or result in any violation of any provision of the Credit Agreement, this Agreement or any other Loan Document or, without prior notice to the Collateral Agent, enable or permit any issuer of Pledged Collateral to issue any Stock or other equity Securities of any nature or to issue any other securities convertible into or granting the right to purchase or exchange for any Stock or other equity Securities of any nature of any issuer of Pledged Collateral.

(d)	The Debtor shall not grant control (within the meaning of such term under the STA) over any Investment Property to any Person other than the Collateral Agent.
General Security Agreement — 4278941 Canada Inc. (2008)

(e)
In the case the Debtor is an issuer of Pledged Collateral, the Debtor agrees to be bound by the terms of this Agreement relating to the Pledged Collateral issued by it and shall comply with such terms insofar as such terms are applicable to it. In the case the Debtor is a holder of any Stock or Stock Equivalent in any Person that is an issuer of Pledged Collateral, the Debtor consents to (i) the exercise of the rights granted to the Collateral Agent hereunder (including those described in Section 6.10 (Pledged Collateral)), and to the transfer of such Pledged Stock to the Collateral Agent or its nominee and to the substitution of the Collateral Agent or its nominee as a holder of such Pledged Stock with all the rights, powers and duties of other holders of Pledged Stock of the same class and, if the Debtor having pledged such Pledged Stock hereunder had any right, power or duty at the time of such pledge or at the time of such substitution beyond that of such other holders, with all such additional rights, powers and duties. The Debtor agrees to execute and deliver to the Collateral Agent such certificates, agreements and other documents as may be necessary to evidence, formalize or otherwise give effect to the consents given in this clause (e).

(f)
The Debtor shall not, and shall not permit any of its Subsidiaries (to the extent the Stock of such Subsidiary constitutes Collateral), without the consent of the Collateral Agent, agree to any amendment of any Constituent Document that in any way adversely affects the perfection of the security interest of the Collateral Agent in the Pledged Collateral pledged by the Debtor hereunder or any election to turn any previously uncertificated Stock that is part of the Pledged Collateral into certificated Stock.

3.6 Delivery of Instruments and Chattel Paper
If any amount in excess of $250,000 payable under or in connection with any Collateral owned by the Debtor shall be or become evidenced by an Instrument or Chattel Paper, the Debtor shall promptly deliver such Instrument or Chattel Paper to the Collateral Agent, duly indorsed in a manner satisfactory to the Collateral Agent, or, if consented to by the Collateral Agent, shall mark all such Instruments and Chattel Paper with the following legend: “This writing and the obligations evidenced or secured hereby are subject to the security interest of Bank of America, N.A., as Collateral Agent for the benefit of the Secured Parties” (which legend shall be modified to reflect successor Collateral Agents).
3.7 Intellectual Property
(a)
The Debtor (either itself or through licensees) shall (and shall cause all licensees or sublicensees thereof to) (i) continue to use each Trademark that is Material Intellectual Property in order to maintain such Trademark in full force and effect with respect to each class of goods for which such Trademark is currently used, free from any claim of abandonment for non-use, (ii) maintain as in the past the quality of products and services offered under such Trademark, (iii) use such Trademark with the appropriate notice of registration and all other notices and legends required by applicable Requirements of Law, (iv) execute and file all documents necessary to perfect a security interest pursuant to this Agreement in favour of the Collateral Agent promptly upon adopting or using any mark that is confusingly similar or a colorable imitation of such Trademark and (v) not do any act or knowingly omit to do any act (and not permit or direct by express act or omission any licensee or sublicensee thereof to do any act) whereby such Trademark (or any goodwill associated therewith) may become destroyed, invalidated, impaired or harmed in any way; provided, however, that (i) to (iii) and (v) above shall be subject to the good faith exercise by the Debtor of its reasonable business judgment consistent with past practices.

General Security Agreement — 4278941 Canada Inc. (2008)

(b)
The Debtor shall not (and shall not permit or direct by express act or omission any licensee or sublicensee thereof to) do any act, or omit to do any act, whereby any Patent that is Material Intellectual Property may become forfeited, abandoned or dedicated to the public.

(c)
The Debtor (i) shall not (and shall not permit or direct by express act or omission any licensee or sublicensee thereof to) do any act or omit to do any act whereby any portion of the Copyrights that is Material Intellectual Property may become invalidated or otherwise impaired and (ii) shall not (and shall not permit or direct by express act or omission any licensee or sublicensee thereof to) do any act whereby any portion of the Copyrights that is Material Intellectual Property may fall into the public domain.

(d)
The Debtor shall not knowingly (and shall not permit or direct by express act or omission any licensee or sublicensee thereof to) do any act, or knowingly omit to do any act, whereby any trade secret that is Material Intellectual Property may become publicly available or otherwise unprotectable.

(e)
The Debtor shall not (and shall not permit or direct by express act or omission any licensee or sublicensee thereof to) do any act that knowingly infringes, misappropriates, dilutes or violates any Third Party Intellectual Property Rights.

(f)
The Debtor shall promptly inform the Collateral Agent in writing of the acquisition by the Debtor of any Registerable Intellectual Property, and the Debtor shall execute and deliver, at its own expense, from time to time amendments to this Agreement or additional security agreements or schedules as may be required by the Collateral Agent in order that the Security Interest shall attach to such Registerable Intellectual Property.

(g)
The Debtor shall notify the Collateral Agent immediately if it knows, or has reason to know, that any application for registration or recording, registration or recording relating to any Material Intellectual Property may become forfeited, abandoned or dedicated to the public, or of any adverse determination or development (including the institution of, or any such determination or development in, any proceeding in CIPO, the Federal Court of Canada or any other court or tribunal in any other country) regarding Debtor’s ownership of, right to use, interest in, or the validity or enforceability of, any Material Intellectual Property or Debtor’s right to register the same or to own and maintain the same.

General Security Agreement — 4278941 Canada Inc. (2008)

(h)
As set forth below, whenever the Debtor, either by itself or through its counsel or any agent or designee, shall file an application for the registration or recording of any Intellectual Property with CIPO or any similar office or agency within or outside Canada or register any Internet domain name, the Debtor shall report such filing to the Collateral Agent within five Business Days after the last day of the fiscal quarter in which such filing occurs. Upon request of the Collateral Agent, the Debtor shall execute and deliver, and have recorded, all agreements, instruments, documents and papers as the Collateral Agent may request to evidence the Collateral Agent’s security interest in any such Copyright, Patent, Trademark or Internet domain name and the goodwill and intangibles of the Debtor relating thereto or represented thereby.

(i)
The Debtor shall take all reasonable actions that are (i) necessary (subject to the good faith exercise by the Debtor of its reasonable business judgment consistent with past practices) or (ii) requested by the Collateral Agent, including in any proceeding before CIPO or any similar office or agency and any Internet domain name registrar, to maintain and pursue each application for registration or recording (and to obtain the relevant registration or recording) and to maintain each registration and recording of any Copyright, Trademark, Patent or Internet domain name that is Material Intellectual Property, including filing of applications for renewal, affidavits of use, affidavits of incontestability and opposition and interference and cancellation proceedings.

(j)
In the event that any Material Intellectual Property is infringed, misappropriated, diluted or violated by a third party, the Debtor shall notify the Collateral Agent promptly after the Debtor learns thereof. The Debtor shall take appropriate action in response to any infringement, misappropriation, dilution or violation of the Material Intellectual Property, including promptly bringing suit for infringement, misappropriation, dilution or violation and to recover all damages for such infringement, misappropriation, dilution or violation, and shall take such other actions may be appropriate under the circumstances to protect such Intellectual Property; provided, however, that the foregoing shall be subject to the good faith exercise by the Debtor of its reasonable business judgment consistent with past practices.

(k)
Unless otherwise agreed to by the Collateral Agent the Debtor shall execute and deliver to the Collateral Agent for filing in (i) the United States Copyright Office or any similar office or agency a short-form copyright security agreement in the form attached hereto as Annex 1 for all Copyrights of the Debtor registered therein from time to time, (ii) in the United States Patent and Trademark Office or any similar office or agency a short-form patent security agreement in the form attached hereto as Annex 2 for all Patents of the Debtor registered therein from time to time, (iii) the United States Patent and Trademark Office or any similar office or agency and with the appropriate department or division of all appropriate States of the United States a short-form trademark security agreement in form attached hereto as Annex 3 for all Trademarks of the Debtor registered therein from time to time and (iv) with the appropriate Internet domain name registrar, a duly executed form of assignment of all Internet domain names of the Debtor to the Collateral Agent (together with appropriate supporting documentation as may be requested by the Collateral Agent) in form and substance reasonably acceptable to the Collateral Agent. In the case of clause (iv) above, the Debtor hereby authorizes the Collateral Agent to file such assignment in the Debtor’s name and to otherwise perform in the name of the Debtor all other necessary actions to complete such assignment, and the Debtor agrees to perform all appropriate actions deemed necessary by the Collateral Agent for the Collateral Agent to ensure such Internet domain name is registered in the name of the Collateral Agent.

General Security Agreement — 4278941 Canada Inc. (2008)

3.8 Cash Management; Deposit Accounts
(a)
On the Closing Date (or such later date as agreed by the Collateral Agent), the Debtor shall cause to be delivered (i) to the Collateral Agent, a duly executed and effective Blocked Account Letter for each existing deposit account identified as a concentration account on Schedule 7 maintained by the Debtor and (ii) to each Restricted Account Bank (with a copy to the Collateral Agent), a Restricted Account Letter for each other deposit account (subject only to clause (b) below) duly executed by the Debtor to each such deposit account.

(b)
The Debtor shall (i) deposit in a Blocked Account or Restricted Account all cash and all Proceeds received by the Debtor and (ii) not establish or maintain any deposit account with any financial or other institution other than a Blocked Account Bank, a Restricted Account Bank, the Collateral Agent or the Administrative Agent; provided, however, that the Debtor may at any time maintain the following accounts not subject to this Section 3.8(b)(i) deposit accounts or Securities Accounts (or their foreign equivalents) located outside of Canada with cash or Cash Equivalents not in excess of an aggregate amount of $3,000,000, (ii) deposit accounts or Securities Accounts located in Canada with cash or Cash Equivalents not in excess of an aggregate amount of $1,000,000 and (iii) payroll tax, employee deductions at source, withholding tax, goods and services and sales tax, and other fiduciary accounts as required for operations in the ordinary course of business.

(c)
The Debtor shall instruct each account debtor or other Person obligated to make a payment to the Debtor to make payment, or to continue to make payment, as the case may be, to a lock-box linked to a Blocked Account or a Restricted Account, as the case may be, and the Debtor shall deposit in a Blocked Account or a Restricted Account all Proceeds received by the Debtor from any other Person immediately upon receipt.

(d)
In the event (i) the Debtor or a Blocked Account Bank or Restricted Account Bank shall, after the date hereof, terminate an agreement with respect to the maintenance of a Blocked Account or Restricted Account, as the case may be, for any reason, (ii) the Collateral Agent shall demand termination of a Blocked Account Letter or a Restricted Account Letter as a result of the failure of a Blocked Account Bank or Restricted Account Bank, as the case may be, to comply with the terms of the applicable letter agreement or (iii) the Collateral Agent determines in its sole discretion that the financial condition of a Blocked Account Bank or Restricted Account Bank has materially deteriorated, then, in each case, the Debtor shall notify all of its account debtors that were making payments to such terminated Blocked Account Bank or Restricted Account Bank to make all future payments to such other Blocked Account Bank or Restricted Account Bank, as specified by the Collateral Agent.

General Security Agreement — 4278941 Canada Inc. (2008)

(e)
The Collateral Agent agrees that it shall not deliver to any Blocked Account Bank a sweep activation notice under any Blocked Account Letter with such Blocked Account Bank unless there has occurred and is continuing an Event of Default or Available Credit has been less than 15% of the Aggregate Borrowing Limit for five or more consecutive Business Days.

3.9 Cash Collateral Accounts
(a)
The Collateral Agent may establish one or more Cash Collateral Accounts with such depositaries and Securities Intermediaries as it in its sole discretion shall determine. The Debtor agrees that each such Cash Collateral Account shall be under the control of the Collateral Agent and that the Collateral Agent shall be the Entitlement Holder with respect to each such Cash Collateral Account that is a Securities Account and the only Person authorized to give Entitlement Orders with respect to each such Securities Account. Without limiting the foregoing, funds on deposit in any Cash Collateral Account may be invested in Permitted Cash Equivalents at the direction of the Collateral Agent and, except during the continuance of an Event of Default (unless otherwise agreed to by the Administrative Agent in its sole discretion), the Collateral Agent agrees with the Debtor to issue Entitlement Orders for such investments in Permitted Cash Equivalents as requested by the Debtor; provided, however, that the Collateral Agent shall not have any responsibility for, or bear any risk of loss of, any such requested investment or income thereon and the Collateral Agent shall have no obligation to make or cause to be made any such investment absent a request by the Borrower for a specific investment in Permitted Cash Equivalents. Neither any Warnaco Entity nor any other Person claiming on behalf of or through any Warnaco Entity shall have any right to demand payment of any funds held in any Cash Collateral Account at any time prior to Discharge of Lender Claims, except (i) as provided in Section 2.9(f) of the Credit Agreement and (ii) that the Debtor may request that the Collateral Agent apply funds in any Cash Collateral Account directly to the immediate payment of the Loans and if paid in full then to the cash collateralization of Letter of Credit Obligations (and not to be delivered to any Warnaco Entity). The Collateral Agent shall apply all funds on deposit in a Cash Collateral Account as provided in Section 2.9(f) of the Credit Agreement.

3.10 Vehicles
Upon the request of the Collateral Agent, within 30 days after the date of such request and, with respect to any vehicle acquired by the Debtor subsequent to the date of any such request, within 30 days after the date of acquisition thereof, the Debtor shall file all applications for certificates of title or ownership indicating the Collateral Agent’s first priority security interest in the vehicle covered by such certificate and any other necessary documentation, in each office in each jurisdiction that the Collateral Agent shall deem advisable to perfect its security interests in the vehicles; provided, however, that the aggregate value of all vehicles excepted from the application of this Section 3.10 shall not exceed $1,000,000.
General Security Agreement — 4278941 Canada Inc. (2008)

3.11 Payment of Obligations
The Debtor shall pay and discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all taxes, assessments and governmental charges or levies imposed upon the Collateral or in respect of income or profits therefrom, as well as all claims of any kind (including claims for labor, materials and supplies) against or with respect to the Collateral, except that no such charge need be paid if the amount or validity thereof is currently being contested in good faith by appropriate proceedings, reserves in conformity with Agreement Accounting Principles with respect thereto have been provided on the books of the Debtor and such proceedings could not reasonably be expected to result in the sale, forfeiture or loss of any material portion of the Collateral or any interest therein.
SECTION 4 — SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS
All representations, warranties, covenants, agreements, undertakings and conditions made in the Loan Documents, which, if not true, accurate and complete when made and which, if not performed in accordance with the terms thereof, are material, shall be considered to have been relied on by the Agents and the Secured Parties and shall survive the execution and delivery of this Agreement or any investigation made at any time by or on behalf of the Agents and any disposition or payment of the Secured Obligations until repayment and performance in full of the Secured Obligations and termination of all rights of the Debtor that, if exercised, would result in the existence of Secured Obligations.
SECTION 5 — DEFAULT
5.1 Default
The Secured Obligations secured by this Agreement shall be immediately due and payable in full and the security interests hereby constituted shall become enforceable upon the occurrence and during the continuance of an Event of Default (herein called a “Default”).
5.2 Demand Nature of Secured Obligations
The Debtor agrees that the provision of defaults in section 5.1 shall not derogate from any demand nature of the Secured Obligations as provided in the Credit Agreement as at any time without restriction, whether or not the Debtor has complied with the provisions of this Agreement or any other agreement or instrument between it and the Collateral Agent or any other Secured Party. The Debtor agrees that upon the occurrence and during the continuance of a Default under section 5.1, the security interests hereby constituted shall become enforceable and the Collateral Agent shall be entitled to exercise and enforce any or all of the remedies herein provided or which may otherwise be available to the Collateral Agent by statute, at law or in equity and, upon demand by the Administrative Agent pursuant to Section 9.2 (Remedies) of the Credit Agreement, all amounts secured hereby shall immediately be paid to the Collateral Agent (for itself and on behalf of the Secured Parties) by the Debtor.
General Security Agreement — 4278941 Canada Inc. (2008)

SECTION 6 — REMEDIES ON DEFAULT
If the security interest hereby constituted becomes enforceable, the Collateral Agent shall have, in addition to any other rights, remedies and powers which it may have at law, in equity or under the PPSA, the CCQ or the UCC (whether or not the CCQ or the UCC applies to the affected Collateral) the following rights, remedies and powers upon the occurrence and during the continuance of an Event of Default:
6.1 Power of Entry
The Debtor shall forthwith upon demand assemble and deliver to the Collateral Agent possession of all of the Collateral at such place or places as may be reasonably specified by the Collateral Agent. The Collateral Agent may take such steps as it considers necessary or desirable to obtain possession of all or any part of the Collateral and, to that end, the Debtor agrees that the Collateral Agent, its servants or agents or Receiver (as hereinafter defined) may, at any time, during the day or night, enter upon lands and premises where the Collateral may be found for the purpose of taking possession of and/or removing the Collateral or any part thereof. In the event of the Collateral Agent taking possession of the Collateral, or any part thereof, the Collateral Agent shall have the right to maintain the same upon the premises on which the Collateral may then be situate. The Collateral Agent may take such action or do such things as to render any Equipment unusable.
6.2 Power of Sale
The Collateral Agent may sell, lease or otherwise dispose of all or any part of the Collateral, as a whole or in separate parcels, by public auction, private tender or by private contract, with or without notice, except as otherwise required by applicable law, with or without advertising and without any other formality, all of which are hereby waived by the Debtor. Such sale, lease or disposition shall be on such terms and conditions as to credit and otherwise and as to upset or reserve bid or price as to the Collateral Agent, in its sole discretion, may seem advantageous. If such sale, transfer or disposition is made on credit or part cash and part credit, the Collateral Agent need only credit against the Secured Obligations the actual cash received at the time of the sale. Any payments made pursuant to any credit granted at the time of the sale shall be credited against the Secured Obligations as they are received. The Collateral Agent may buy in or rescind or vary any contract for sale of all or any of the Collateral and may resell without being answerable for any loss occasioned thereby. Any such sale, lease or disposition may take place whether or not the Collateral Agent has taken possession of the Collateral. The Collateral Agent may, before any such sale, lease or disposition, perform any commercially reasonable repair, processing or preparation for disposition and the amount so paid or expended shall be deemed advanced to the Debtor by the Collateral Agent, shall become part of the Secured Obligations, shall bear interest at the highest rate per annum charged by the Collateral Agent on the Secured Obligations or any part thereof and shall be secured by this Agreement.
General Security Agreement — 4278941 Canada Inc. (2008)

6.3 Validity of Sale
No person dealing with the Collateral Agent or its servants or agents shall be concerned to inquire whether the security hereby constituted has become enforceable, whether the powers which the Collateral Agent is purporting to exercise have become exercisable, whether any money remains due on the security of the Collateral, as to the necessity or expedience of the stipulations and conditions subject to which any sale, lease or disposition shall be made, otherwise as to the propriety or regularity of any sale or any other dealing by the Collateral Agent with the Collateral or to see to the application of any money paid to the Collateral Agent. In the absence of fraud on the part of such persons, such dealings shall be deemed, so far as regards the safety and protection of such person, to be within the powers hereby conferred and to be valid and effective accordingly.
6.4 Receiver-Manager
The Collateral Agent may, in addition to any other rights it may have, appoint by instrument in writing a receiver or receiver and manager (both of which are herein called a “Receiver”) of all or any part of the Collateral or may institute proceedings in any court of competent jurisdiction for the appointment of such a Receiver. Any such Receiver is hereby given and shall have the same powers and rights and exclusions and limitations of liability as the Collateral Agent has under this Agreement, at law or in equity. In exercising any such powers, any such Receiver shall, to the extent permitted by law, act as and for all purposes shall be deemed to be the agent of the Debtor and the Collateral Agent and the Secured Parties shall not be responsible for any act or default of any such Receiver. The Collateral Agent may appoint one or more Receivers hereunder and may remove any such Receiver or Receivers and appoint another or others in his or their stead from time to time. Any Receiver so appointed may be an officer or employee of the Collateral Agent. A court need not appoint, ratify the appointment by the Collateral Agent of or otherwise supervise in any manner the actions of any Receiver. Upon the Debtor receiving notice from the Collateral Agent of the taking of possession of the Collateral or the appointment of a Receiver, all powers, functions, rights and privileges of each of the directors and officers of the Debtor with respect to the Collateral shall cease, unless specifically continued by the written consent of the Collateral Agent.
6.5 Carrying on Business
The Collateral Agent may carry on, or concur in the carrying on of, all or any part of the business or undertaking of the Debtor, may, to the exclusion of all others, including the Debtor, enter upon, occupy and use all or any of the premises, buildings, plant and undertaking of or occupied or used by the Debtor and may use all or any of the tools, machinery, equipment and intangibles of the Debtor for such time as the Collateral Agent sees fit, free of charge, to carry on the business of the Debtor and, if applicable, to manufacture or complete the manufacture of any Inventory and to pack and ship the finished product.
General Security Agreement — 4278941 Canada Inc. (2008)

6.6 Dealing with Collateral
The Collateral Agent may seize, collect, realize, dispose of, enforce, release to third parties or otherwise deal with the Collateral or any part thereof in such manner, upon such terms and conditions and at such time or times as may seem to it advisable, all of which without notice to the Debtor except as otherwise required by any applicable law. The Collateral Agent may demand, sue for and receive any Accounts Receivable with or without notice to the Debtor, give such receipts, discharges and extensions of time and make such compromises in respect of any Accounts Receivable which may, in the Agent’s absolute discretion, seem bad or doubtful. The Collateral Agent may charge on its own behalf and pay to others, sums for costs and expenses incurred including, without limitation, legal fees and expenses on a solicitor and his own client scale and Receivers’ and accounting fees, in or in connection with seizing, collecting, realizing, disposing, enforcing or otherwise dealing with the Collateral and in connection with the protection and enforcement of the rights of the Collateral Agent hereunder including, without limitation, in connection with advice with respect to any of the foregoing. The amount of such sums shall be deemed advanced to the Debtor by the Collateral Agent, shall become part of the Secured Obligations, shall bear interest at the highest rate per annum charged by the Collateral Agent on the Secured Obligations or any part thereof and shall be secured by this Agreement.
6.7 Right to Use
For the purposes of enabling the Collateral Agent to exercise its rights and remedies under this Agreement (including, without limiting the terms of this Section 6, in order to take possession of, hold, preserve, process, assemble, prepare for sale, market for sale, complete production of, advertise for sale and sell or otherwise dispose of the Collateral) at such time as the Collateral Agent shall be lawfully entitled to exercise such rights and remedies, the Debtor hereby grants to the Collateral Agent (for itself and on behalf of the Secured Parties) an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to the Debtor) to use, license or sublicense all of the Debtor’s present and future property, whether real or personal, including, without limitation, all labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks, services marks, and advertising matter, or any other property of any nature or of a similar nature now owned or hereafter acquired by the Debtor, and wherever the same may be located, and including such license access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof and all of the Debtor’s tights under all licenses and all franchise agreements shall inure to the Collateral Agent.
6.8 Retention of Collateral
Upon notice to the Debtor and subject to any obligation to dispose of any of the Collateral, as provided in the PPSA, the Collateral Agent may elect to retain all or any part of the Collateral in satisfaction of the Secured Obligations or any of them.
6.9 Accounts and Payments in Respect of Intangibles
(a)
In addition to, and not in substitution for, any similar requirement in the Credit Agreement, if required by the Collateral Agent at any time during the continuance of an Event of Default, any payment of Accounts Receivable or payment in respect of Intangibles, when collected by the Debtor, shall be forthwith (and, in any event, within two Business Days) deposited by the Debtor in the exact form received, duly indorsed by the Debtor to the Collateral Agent, in a Blocked Account or a Cash Collateral Account, subject to withdrawal by the Collateral Agent as provided in Section 6.11 (Proceeds to be Turned Over To Collateral Agent). Until so turned over, such payment shall be held by the Debtor in trust for the Collateral Agent, segregated from other funds of the Debtor. Each such deposit of Proceeds of Accounts Receivable and payments in respect of Intangibles shall be accompanied by a report identifying in reasonable detail the nature and source of the payments included in the deposit.

General Security Agreement — 4278941 Canada Inc. (2008)

(b)
At the Collateral Agent’s request, during the continuance of an Event of Default, the Debtor shall deliver to the Collateral Agent all original and other documents evidencing, and relating to, the agreements and transactions that gave rise to the Accounts Receivable or payments in respect of Intangibles, including all original orders, invoices and shipping receipts.

(c)
Subject to the terms of the Credit Agreement, the Collateral Agent may, without notice, at any time during the continuance of an Event of Default, limit or terminate the authority of the Debtor to collect its Accounts Receivable or amounts due under Intangibles or any thereof.

(d)
The Collateral Agent in its own name or in the name of others may at any time during the continuance of an Event of Default communicate with account debtors to verify with them to the Collateral Agent’s satisfaction the existence, amount and terms of any Account or amounts due under any Intangible.

(e)
Upon the request of the Collateral Agent at any time during the continuance of an Event of Default, the Debtor shall notify account debtors that it has granted to the Collateral Agent a lien on and security interest in, all of its right, title and interest in, to and under the Accounts Receivable or Intangibles that have been collaterally assigned to the Collateral Agent and that payments in respect thereof shall be made directly to the Collateral Agent. In addition, the Collateral Agent may at any time during the continuance of an Event of Default, to the extent permitted by applicable law, enforce the Debtor’s rights against such account debtors and obligors of Intangibles.

(f)
Anything herein to the contrary notwithstanding, the Debtor shall remain liable under each of the Accounts Receivable and payments in respect of Intangibles to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise thereto. Neither the Collateral Agent nor any other Secured Party shall have any obligation or liability under any agreement giving rise to an Account or a payment in respect of an Intangible by reason of or arising out of this Agreement or the receipt by the Collateral Agent or any other Secured Party of any payment relating thereto, nor shall the Collateral Agent nor any other Secured Party be obligated in any manner to perform any obligation of the Debtor under or pursuant to any agreement giving rise to an Account or a payment in respect of an Intangible, to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party thereunder, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts that may have been assigned to it or to which it may be entitled at any time or times.

General Security Agreement — 4278941 Canada Inc. (2008)

6.10 Pledged Collateral
(a)
During the continuance of an Event of Default, upon notice by the Collateral Agent to the Debtor, (i) the Collateral Agent shall have the right to receive any Proceeds of the Pledged Collateral and make application thereof to the Secured Obligations in the order set forth in the Credit Agreement and (ii) the Collateral Agent or its nominee may exercise (A) any voting, consent, corporate and other right pertaining to the Pledged Collateral at any meeting of shareholders, partners or members, as the case may be, of the relevant issuer or issuers of Pledged Collateral or otherwise and (B) any right of conversion, exchange and subscription and any other right, privilege or option pertaining to the Pledged Collateral as if it were the absolute owner thereof (including the right to exchange at its discretion any of the Pledged Collateral upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate structure of any issuer of Pledged Stock and the right to deposit and deliver any Pledged Collateral with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Collateral Agent may determine), all without liability except to account for property actually received by it; provided, however, that the Collateral Agent shall have no duty to the Debtor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

(b)
In order to permit the Collateral Agent to exercise the voting and other consensual rights that it may be entitled to exercise pursuant hereto and to receive all dividends and other distributions that it may be entitled to receive hereunder, (i) the Debtor shall promptly execute and deliver (or cause to be executed and delivered) to the Collateral Agent all such proxies, dividend payment orders and other instruments as the Collateral Agent may from time to time reasonably request and (ii) without limiting the effect of clause (i) above, the Debtor hereby grants to the Collateral Agent an irrevocable proxy to vote all or any part of the Pledged Collateral and to exercise all other rights, powers, privileges and remedies to which a holder of the Pledged Collateral would be entitled (including giving or withholding written consents of shareholders, partners or members, as the case may be, calling special meetings of shareholders, partners or members, as the case may be, and voting at such meetings), which proxy shall be effective, automatically and without the necessity of any action (including any transfer of any Pledged Collateral on the record books of the issuer thereof) by any other person (including the issuer of such Pledged Collateral or any officer or agent thereof) during the continuance of an Event of Default and which proxy shall only terminate upon Discharge of Lender Claims.

(c)
The Debtor hereby expressly authorizes and instructs each issuer of any Pledged Collateral pledged hereunder by the Debtor to (i) comply with any instruction received by it from the Collateral Agent in writing that (A) states that an Event of Default has occurred and is continuing and (B) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from the Debtor, and the Debtor agrees that such issuer shall be fully protected in so complying and (ii) unless otherwise expressly permitted hereby, pay any dividend or other payment with respect to the Pledged Collateral directly to the Collateral Agent.

General Security Agreement — 4278941 Canada Inc. (2008)

6.11 Proceeds to be Turned Over To Collateral Agent
Unless otherwise expressly provided in the Credit Agreement, all Proceeds received by the Collateral Agent hereunder in cash or Cash Equivalents shall be held by the Collateral Agent in a Cash Collateral Account. All Proceeds constituting Reinvestment Prepayment Amounts (as defined in the Credit Agreement) or the cash collateralization of Letters of Credit (as defined in the Credit Agreement) while held by the Collateral Agent in a Cash Collateral Account (or by the Debtor in trust for the Collateral Agent) shall continue to be held as collateral security for the Secured Obligations and shall not constitute payment thereof until applied as provided in the Credit Agreement.
6.12 Registration Rights
(a)
During the continuance of an Event of Default, if the Collateral Agent shall determine to exercise its right to sell any of the Pledged Collateral, and if in the reasonable opinion of the Collateral Agent it is necessary or advisable to have the Pledged Collateral, or any portion thereof, registered under the provisions of the STA or any similar securities laws in any other applicable jurisdiction (the “Securities Act”), the Debtor shall use its reasonable efforts to cause the issuer thereof to (i) execute and deliver, and cause the directors and officers of such issuer to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts as may be, in the opinion of the Collateral Agent, necessary or advisable to register the Pledged Collateral, or that portion thereof to be sold, under the provisions of the Securities Act, (ii) use its reasonable efforts to cause the registration statement relating thereto to become effective and to remain effective for a period of one year from the date of the first public offering of the Pledged Collateral, or that portion thereof to be sold and (iii) make all amendments thereto or to the related prospectus that, in the opinion of the Collateral Agent, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of any securities commission applicable thereto. The Debtor agrees to cause such issuer to comply with the provisions of the applicable securities laws of any jurisdiction that the Collateral Agent shall designate and to make available to its security holders, as soon as practicable, an earnings statement (which need not be audited) satisfying the provisions of the Securities Act.

(b)
The Debtor recognizes that the Collateral Agent may be unable to effect a public sale of any Pledged Collateral by reason of certain prohibitions contained in the Securities Act and applicable regulations or otherwise or may determine that a public sale is impracticable or not commercially reasonable and, accordingly, may resort to one or more private sales thereof to a restricted group of purchasers that shall be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. The Debtor acknowledges and agrees that any such private sale may result in prices and other terms less favourable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Collateral Agent shall be under no obligation to delay a sale of any Pledged Collateral for the period of time necessary to permit the issuer thereof to register such securities for public sale under the Securities Act, even if such issuer would agree to do so.

General Security Agreement — 4278941 Canada Inc. (2008)

(c)
During the continuance of an Event of Default, the Debtor agrees to use its best efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Pledged Collateral pursuant to this Section 6.12 valid and binding and in compliance with all other applicable Requirements of Law. The Debtor further agrees that a breach of any covenant contained in this Section 6.12 will cause irreparable injury to the Collateral Agent and the other Secured Parties, that the Collateral Agent and the other Secured Parties have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 6.12 shall be specifically enforceable against the Debtor, and the Debtor hereby waives and agrees not to assert any defense against an action for specific performance of such covenants except for a defense that no Event of Default has occurred under the Credit Agreement.

6.13 Pay Encumbrances
The Collateral Agent may pay any encumbrance that may exist or be threatened against the Collateral. In addition, the Collateral Agent may borrow money required for the maintenance, preservation or protection of the Collateral or for the carrying on of the business or undertaking of the Debtor and may grant further security interests in the Collateral in priority to the security interest created hereby as security for the money so borrowed. In every such case the amounts so paid or borrowed together with costs, charges and expenses incurred in connection therewith shall be deemed to have been advanced to the Debtor by the Collateral Agent, shall become part of the Secured Obligations, shall bear interest at the highest rate per annum charged by the Collateral Agent on the Secured Obligations or any part thereof and shall be secured by this Agreement.
6.14 Application of Payments Against Secured Obligations
Any and all payments made in respect of the Secured Obligations from time to time and moneys realized on the Collateral shall be applied in accordance with Section 2.13 of the Credit Agreement. Any insurance moneys received by the Collateral Agent pursuant to this Agreement may, at the option of the Collateral Agent, be applied to rebuilding or repairing the Collateral or be applied against the Secured Obligations in accordance with the provisions of this Section.
6.15 Set-Off
The Secured Obligations will be paid by the Debtor without regard to any equities between the Debtor and the Collateral Agent and/or any Secured Party or any right of set-off or cross-claim. Any indebtedness owing by the Collateral Agent and/or any Secured Party to the Debtor may be set off and applied by the Collateral Agent against the Secured Obligations at any time or from time to time either before or after maturity, without demand upon or notice to anyone.
General Security Agreement — 4278941 Canada Inc. (2008)

6.16 Deficiency
The Debtor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay the Secured Obligations and the reasonable fees and disbursements of any attorney employed by the Collateral Agent or any other Secured Party to collect such deficiency.
6.17 Agent Not Liable
Neither the Collateral Agent nor any of the other Secured Parties shall be (a) liable or accountable for any failure to seize, collect, realize, dispose of, enforce or otherwise deal with the Collateral, (b) bound to institute proceedings for any such purposes or for the purpose of preserving any rights of the Collateral Agent, the Debtor or any other person, firm or corporation in respect of the Collateral, or (c) liable or responsible for any loss, cost or damage whatsoever which may arise in respect of any such failure including, without limitation, resulting from the negligence of the Collateral Agent or any of its officers, servants, agents, solicitors, attorneys, Receivers or otherwise except for its, his, her or their gross negligence or willful misconduct. Neither the Collateral Agent nor any of the other Secured Parties, nor their respective officers, servants, agents or Receivers shall be liable by reason of any entry into possession of the Collateral or any part thereof, to account as a mortgagee in possession, for anything except actual receipts, for any loss on realization, for any act or omission for which a mortgagee in possession might be liable, for any negligence in the carrying on or occupation of the business or undertaking of the Debtor as provided in Section 6.5 or for any loss, cost, damage or expense whatsoever which may arise in respect of any such actions, omissions or negligence except for its, his, her or their gross negligence or willful misconduct.
6.18 Extensions of Time
The Collateral Agent and any of the Secured Parties may grant renewals, extensions of time and other indulgences, take and give up securities, accept compositions, grant releases and discharges, perfect or fail to perfect any securities, release any part of the Collateral to third parties and otherwise deal or fail to deal with the Debtor, debtors of the Debtor, guarantors, sureties and others and with the Collateral and other securities as they may see fit, all without prejudice to the liability of the Debtor to the Collateral Agent and the Secured Parties or the Collateral Agent’s and Secured Parties’ rights and powers under this Agreement.
6.19 Rights in Addition
The rights and powers conferred by this Section 6 are in supplement of and in addition to and not in substitution for any other rights or powers the Collateral Agent may have from time to time under this Agreement or under applicable law. The Collateral Agent may proceed by way of any action, suit, remedy or other proceeding at law or in equity and no such remedy for the enforcement of the rights of the Collateral Agent shall be exclusive of or dependent on any other such remedy. Any one or more of such remedies may from time to time be exercised separately or in combination.
General Security Agreement — 4278941 Canada Inc. (2008)

SECTION 7 — DEALING WITH COLLATERAL BY THE DEBTOR
7.1 Sale of Inventory
Prior to the occurrence of a Default, the Debtor may, to the extent permitted hereunder or as permitted in the Credit Agreement, in the ordinary course of its business and on customary trade terms, lease or sell items of Inventory, so that the purchaser thereof takes title clear of the security interest hereby created. If such sale or lease results in an Account Receivable, such Account Receivable shall be subject to the security interest hereby created.
SECTION 8 — GENERAL
8.1 Security in Addition
The security hereby constituted is not in substitution for any other security for the Secured Obligations or for any other agreement between the parties creating a security interest or hypothec in all or part of the Collateral, whether heretofore or hereafter made, and such security and such agreements shall be deemed to be continued and not affected hereby unless expressly provided to the contrary in writing and signed by the Collateral Agent and the Debtor. The taking of any action or proceedings or refraining from so doing, or any other dealing with any other security for the Secured Obligations or any part thereof, shall not release or affect the security interest created by this Agreement and the taking of the security interest hereby created or any proceedings hereunder for the realization of the security interest hereby created shall not release or affect any other security held by the Collateral Agent for the repayment of or performance of the Secured Obligations.
8.2 Amendments in Writing
None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in accordance with Section 11.1 (Amendments, Waivers, Etc.) of the Credit Agreement; provided, however, that annexes to this Agreement may be supplemented (but no existing provisions may be modified and no Collateral may be released except as provided in Section 8.10) through amendments in a form reasonably acceptable to the Collateral Agent, in each case duly executed by the Collateral Agent and the Debtor.
8.3 Notices
All notices, requests and demands to or upon the Collateral Agent or the Debtor hereunder shall be effected in the manner provided for in Section 11.8 (Notices, Etc.) of the Credit Agreement; provided, however, that any such notice, request or demand to or upon the Debtor shall be addressed to the Debtor’s registered office as set forth herein.
General Security Agreement — 4278941 Canada Inc. (2008)

8.4 No Waiver by Course of Conduct; Cumulative Remedies
Neither the Collateral Agent nor any other Secured Party shall by any act (except by a written instrument pursuant to Section 8.2 (Amendments in Writing)), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default. No failure to exercise, nor any delay in exercising, on the part of the Collateral Agent or any other Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Collateral Agent or any other Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy that the Collateral Agent or such other Secured Party would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.
8.5 Successors and Assigns
This Agreement shall be binding upon the successors and assigns of the Debtor and shall inure to the benefit of the Collateral Agent and each other Secured Party and their successors and assigns; provided, however, that the Debtor may not assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Collateral Agent.
8.6 Counterparts
This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy), each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Signature pages may be detached from multiple counterparts and attached to a single counterpart so that all signature pages are attached to the same document. Delivery of an executed counterpart by telecopy or electronic transmission (in pdf format) shall be effective as delivery of a manually executed counterpart.
8.7 Severability
Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
8.8 Section Headings
The Section titles and subtitles contained in this Agreement are, and shall be, without substantive meaning or content of any kind whatsoever and are not part of the agreement of the parties hereto.
8.9 Entire Agreement
This Agreement, together with the other Loan Documents, represents the entire agreement of the parties and supersedes all prior agreements and understandings relating to the subject matter hereto concerning the Secured Obligations.
General Security Agreement — 4278941 Canada Inc. (2008)

8.10 Release of Collateral
(a)
At the time provided in Section 10.7(b)(i) of the Credit Agreement, the Collateral shall be released from the Liens hereby and this Agreement and all obligations (other than those expressly stated to survive such termination) of the Collateral Agent and the Debtor hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Debtor. At the request and sole expense of the Debtor following any such termination, the Collateral Agent shall deliver to the Debtor any Collateral of the Debtor held by the Collateral Agent hereunder and execute and deliver to the Debtor, at the sole expense of the Debtor, such documents as the Debtor shall reasonably request to evidence such termination.

(b)
If the Collateral Agent shall be directed or permitted pursuant to Section 10.7(b)(ii) or (iii) of the Credit Agreement to release any Lien created hereby upon any Collateral (including any Collateral sold or disposed of by the Debtor in a transaction permitted by the Credit Agreement), such Collateral shall be released from the Lien created hereby to the extent provided under, and subject to the terms and conditions set forth in, Section 10.7(b)(ii) or (iii) of the Credit Agreement. In connection therewith but subject to the terms of the Credit Agreement, the Collateral Agent, at the request and sole expense of the Debtor, shall execute and deliver to the Debtor, all releases or other documents reasonably necessary or desirable for the release of the Lien created hereby on such Collateral.

(c)
At the request and sole expense of the Debtor, the Debtor shall be released from its obligations hereunder in the event that all the capital stock of the Debtor shall be so sold or disposed (but only so long as such sale or other disposition is permitted under the Credit Agreement); provided, however, that the Debtor shall have delivered to the Collateral Agent, at least ten Business Days prior to the date of the proposed release, a written request for release identifying the Debtor and the terms of the sale or other disposition in reasonable detail, including the price thereof and any expenses in connection therewith, together with a certification by the Debtor in form and substance satisfactory to the Collateral Agent stating that such transaction is in compliance with the Loan Documents.

8.11 Reinstatement
The Debtor further agrees that, if any payment made by any Loan Party or other Person and applied to any of the Secured Obligations is at any time annulled, avoided, set aside, rescinded, invalidated, declared to be fraudulent or preferential or otherwise required to be refunded or repaid, or the proceeds of Collateral are required to be returned by any Secured Party to such Loan Party or other Person, its estate, trustee, receiver or any other party, including the Debtor, under any bankruptcy law, provincial or federal law, common law or equitable cause, then, to the extent of such payment or repayment, any Lien or other Collateral securing such liability shall be and remain in full force and effect, as fully as if such payment had never been made or, if prior thereto the Lien granted hereby or other Collateral securing such liability hereunder shall have been released or terminated, such Lien or other Collateral shall be reinstated in full force and effect, and such prior release or termination shall not diminish, release, discharge, impair or otherwise affect any Lien or other Collateral securing the obligations of the Debtor in respect of the amount of such payment.
General Security Agreement — 4278941 Canada Inc. (2008)

8.12 Submission to Jurisdiction; Service of Process
(a)
Any legal action or proceeding with respect to this Agreement may be brought in the courts of the Province of Ontario, and, by execution and delivery of this Agreement, the Debtor hereby accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid court. The Debtor hereby irrevocably waives any objection, including any objection to the laying of venue or based on the grounds of forum non conveniens, that it may now or hereafter have to the bringing of any such action or proceeding in such respective jurisdictions.

(b)
The Debtor hereby irrevocably consents to the service of any and all legal process, summons, notices and documents in any suit, action or proceeding brought in Canada arising out of or in connection with this Agreement by the mailing (by registered or certified mail, postage prepaid) or delivering of a copy of such process to the Debtor at Debtor’s registered office as set forth herein.. The Debtor agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(c)
Nothing contained in this Section 8.12 shall affect the right of the Collateral Agent or any other Secured Party to serve process in any other manner permitted by law or commence legal proceedings or otherwise proceed against the Debtor in any other jurisdiction.

General Security Agreement — 4278941 Canada Inc. (2008)

8.13 Further Assurances
The Debtor shall at all times do, execute, acknowledge and deliver or cause to be done, executed, acknowledged or delivered all and singular every such further acts, deeds, conveyances, instruments, transfers, assignments, security agreements and assurances as the Collateral Agent may reasonably require in order to give effect to the provisions and purposes of this Agreement including, without limitation, in respect of the Collateral Agent’s enforcement of the security and its realization on the Collateral, and for the better granting, transferring, assigning, charging, setting over, assuring, confirming and/or perfecting the security interest of the Collateral Agent in the Collateral pursuant to this Agreement. The Debtor hereby constitutes and appoints any officer of the Collateral Agent at its above address, or any Receiver appointed by the Court or the Collateral Agent as provided herein, the true and lawful attorney of the Debtor irrevocably with full power of substitution to do, make and execute all such assignments, documents, acts, matters or things with the right to use the name of the Debtor whenever and wherever it may be deemed necessary or expedient. The Debtor hereby authorizes the Collateral Agent to file such proofs of claim and other documents as may be necessary or advisable in order to prove its claim in any bankruptcy, proposed winding-up or other proceeding relating to the Debtor. Notwithstanding anything to the contrary in this paragraph, the Collateral Agent agrees that it shall not exercise any right under the power of attorney provided for in this paragraph unless an Event of Default shall be continuing.
Without limiting the generality of the foregoing, the Debtor:
(a)
shall, upon receipt of notice to do so by the Collateral Agent, mark conspicuously each chattel paper evidencing or relating to Accounts Receivable and each related contract and, at the request of the Collateral Agent, each of its records pertaining to the Collateral with a legend, in form and substance satisfactory to the Collateral Agent, indicating that such chattel paper, related contract or Collateral is subject to the security interests granted hereby;

(b)
shall, if any Accounts Receivable shall be evidenced by a promissory note or other instrument or chattel paper, deliver and pledge to the Collateral Agent hereunder such note, instrument or chattel paper duly endorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance satisfactory to the Collateral Agent;

(c)
shall execute and file such financing or continuation statements, or amendments, thereto, and such other instruments or notices, as may be necessary or desirable, or as the Collateral Agent may request, in order to perfect and preserve the security interests granted or purported to be granted hereby;

(d)
hereby authorizes the Collateral Agent to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Collateral without the signature of the Debtor, where permitted by law; and

(e)
shall furnish to the Collateral Agent from time to time, upon request, statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Collateral Agent may reasonably request, all in reasonable detail.

General Security Agreement — 4278941 Canada Inc. (2008)

8.14 Continuing Security Interest and Discharge
This Agreement shall create a continuing security interest in the Collateral and shall remain in full force and effect until payment and performance in full of the Secured Obligations and the termination of the Credit Agreement, notwithstanding any dealing between the Collateral Agent and the Debtor or any guarantor in respect of the Secured Obligations or any release, exchange, non-perfection, amendment, waiver, consent or departure from or in respect of any or all of the terms or provision of any security held for the Secured Obligations.
8.15 Governing Law
This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein, except as required by mandatory provisions of law and except to the extent that the validity or perfection of the security interests hereunder, or remedies hereunder, in respect of any particular Collateral are governed by the laws of a jurisdiction other than the Province of Ontario.
8.16 Provisions Reasonable
The Debtor expressly acknowledges and agrees that the provisions of this Agreement and, in particular, those respecting remedies and powers of the Collateral Agent against the Debtor, its business and the Collateral upon default, are commercially reasonable and not manifestly unreasonable.
8.17 Precedence
In the event that any provisions of this Agreement contradict, are inconsistent with and are otherwise incapable of being construed in conjunction with the provisions (including any rights, remedies and covenants therein) of the Credit Agreement, the provisions of the Credit Agreement shall take precedence over those contained in this Agreement. Notwithstanding the foregoing, in the event that any provision of the Credit Agreement relating to the grant or perfection of a security interest in Collateral, if any, conflict with, contradict, are inconsistent and are otherwise incapable of being construed in conjunction with the provisions of this Agreement, such provisions of this Agreement shall take precedence over those contained in the Credit Agreement.
8.18 Number and Gender
In this Agreement, words importing the singular number include the plural and vice-versa and words importing gender include all genders.
8.19 Indemnity and Expenses
(a)
The Debtor agrees to indemnify and save harmless the Collateral Agent and the Secured Parties from and against any and all claims, losses and liabilities arising out of or resulting out of or resulting from this Agreement (including, without limitation, enforcement of this Agreement).

General Security Agreement — 4278941 Canada Inc. (2008)

(b)
The Debtor will upon demand pay to the Collateral Agent the amount of any and all expenses, including the fees and disbursements of its counsel and of any experts and agents, which the Collateral Agent may incur in connection with (i) the administration of this Agreement, (ii) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any of the Collateral, (iii) the exercise or enforcement of any of the rights or remedies of the Collateral Agent hereunder or (iv) the failure by the Debtor to perform or observe any of the provisions hereunder.

8.20 Judgment Currency
If, for the purposes of obtaining or enforcing judgment in any court or for any other purpose hereunder or in connection herewith, it is necessary to convert a sum due hereunder in any currency into another currency, such conversion shall be carried out to the extent and in the manner provided in the Credit Agreement.
8.21 Language
The parties hereto acknowledge that they have requested and are satisfied that this Agreement, as well as all notices, actions and legal proceedings be drawn up in the English language. Les parties à cette convention reconnaissent qu’elles ont exigé que cette convention ainsi que tous avis, actions et procédures légales soient rédigés et exécutés en anglais et s’en déclarent satisfaites.
[the remainder of this page is intentionally left blank]
[signature page follows]
General Security Agreement — 4278941 Canada Inc. (2008)

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement at the place and as of the date first above written.

4278941 CANADA INC., as Debtor

Per:	/s/ Denise Imperiale
Name: Denise Imperiale
Title: Treasurer

BANK OF AMERICA, N.A., as Collateral Agent

Per:	/s/ Kevin W. Corcoran
Name: Kevin W. Corcoran
Title: Vice President
General Security Agreement — 4278941 Canada Inc. (2008)

Annex 1
To
General Security Agreement
Form of Short Form Copyright Security Agreement
Copyright Security Agreement, dated as of August ___, 2008, by [Warnaco of Canada Company or 4278941 Canada Inc.] (the “Grantor”) in favour of Bank of America, N.A. (“BofA“), as collateral agent for the Secured Parties (in such capacity, together with its successors and assigns in such capacity, the “Collateral Agent”).
W i t n e s s e t h:
Whereas, pursuant to a Credit Agreement, dated as of August ___, 2008 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among, inter alia, Warnaco of Canada Company (the “Borrower”), the Lenders and Issuers party thereto, BofA, as administrative agent and collateral agent for the Lenders and Issuers, the Lenders and the Issuers have severally agreed to make extensions of credit to the Borrower upon the terms and subject to the conditions set forth therein;
Now, therefore, in consideration of the premises and to induce the Lenders, the Issuers, the Administrative Agent and the Collateral Agent to enter into the Credit Agreement and to induce the Lenders and the Issuers to make their respective extensions of credit to the Borrower thereunder, the Grantor hereby agrees with the Collateral Agent as follows:
Section 1. Defined Terms
Unless otherwise defined herein, terms defined in the Security Agreement and used herein have the meaning given to them in the Security Agreement.
Section 2. Grant of Security Interest in Copyright Collateral
The Grantor, as collateral security for the full, prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of the Secured Obligations of the Grantor, hereby conveys, mortgages, pledges and hypothecates to the Collateral Agent for the benefit of the Secured Parties, and grants to the Collateral Agent for the benefit of the Secured Parties a lien on and security interest in, all of its right, title and interest in, to and under the following Collateral of the Grantor (the “Copyright Collateral”):
(a) all of its Copyrights and Copyright Licenses pursuant to which it has been granted any exclusive rights to Copyrights, including, without limitation, those referred to on Schedule I hereto;

(b) all renewals, reversions and extensions of the foregoing; and
(c) all Proceeds of any or all of the foregoing, including, without limitation, all rights to income, royalties, proceeds and damages now or hereafter due and/or payable under any Copyright and with respect thereto, including, without limitation, all rights to sue and recover at law or in equity for any past, present and future infringement, misappropriation, dilution, violation or other impairment thereof.
Section 3. Security Agreement
The security interest granted pursuant to this Copyright Security Agreement is granted in conjunction with the security interest granted to the Collateral Agent pursuant to the Security Agreement and the Grantor hereby acknowledges and affirms that the rights and remedies of the Collateral Agent with respect to the security interest in the Copyright Collateral made and granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein.
[Signature Pages Follow]

In witness whereof, the Grantor has caused this Copyright Security Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.

Very truly yours,

[Grantor], as Grantor

By:
Name:
Title:
Accepted and Agreed
as of the date first above written:
Bank of America, N.A.,
as Collateral Agent for the Secured Parties

By:
Name:
Title:
[Signature page to Copyright Security Agreement]

Acknowledgment of Grantor

State of	)

	)	ss.
County of	)

On this _____ day of ___________ ____, 20___ before me personally appeared _____________________________, proved to me on the basis of satisfactory evidence to be the person who executed the foregoing instrument on behalf of ___________________, who being by me duly sworn did depose and say that he is an authorized officer of said corporation, that the said instrument was signed on behalf of said corporation as authorized by its Board of Directors and that he acknowledged said instrument to be the free act and deed of said corporation.

Notary Public
[Acknowledgement of Grantor For Copyright Security Agreement]

Schedule I
to
Copyright Security Agreement
Copyright Registrations
1.	REGISTERED COPYRIGHTS

[Include Copyright Title, Country, Author, Claimant, Registration Number and Date]

2.	COPYRIGHT APPLICATIONS

[Include Copyright Title, Country, Claimant and Date Filed]

3.	EXCLUSIVE COPYRIGHT LICENSES

Annex 2
to
General Security Agreement
Form of Short Form Patent Security Agreement
Patent Security Agreement, dated as of August ___, 2008, by [Warnaco of Canada Company or 4278941 Canada Inc.] (the “Grantor”) in favour of Bank of America, N.A. (“BofA“), as collateral agent for the Secured Parties (as defined in the Credit Agreement referred to below) (in such capacity, together with its successors and assigns in such capacity, the “Collateral Agent”).
W i t n e s s e t h:
Whereas, pursuant to a Credit Agreement, dated as of August ____, 2008 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among, inter alia, Warnaco of Canada Company (the “Borrower”), the Lenders and Issuers party thereto, BofA, as administrative agent and collateral agent for the Lenders and Issuers, the Lenders and the Issuers have severally agreed to make extensions of credit to the Borrower upon the terms and subject to the conditions set forth therein;
Now, therefore, in consideration of the premises and to induce the Lenders, the Issuers, the Administrative Agent and the Collateral Agent to enter into the Credit Agreement and to induce the Lenders and the Issuers to make their respective extensions of credit to the Borrower thereunder, the Grantor hereby agrees with the Collateral Agent as follows:
Section 1. Defined Terms
Unless otherwise defined herein, terms defined in the Credit Agreement or in the Security Agreement and used herein have the meaning given to them in the Credit Agreement or the Security Agreement.
Section 2. Grant of Security Interest in Patent Collateral
The Grantor, as collateral security for the full, prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of the Secured Obligations of the Grantor, hereby conveys, mortgages, pledges and hypothecates to the Collateral Agent for the benefit of the Secured Parties, and grants to the Collateral Agent for the benefit of the Secured Parties a lien on and security interest in, all of its right, title and interest in, to and under the following Collateral of the Grantor (the “Patent Collateral”):
(a) all of its Patents, including, without limitation, those referred to on Schedule I hereto;

(b) all reissues, continuations, divisions, continuations, renewals and extensions of the foregoing; and
(c) all Proceeds of any or all of the foregoing, including, without limitation, all rights to income, royalties, proceeds and damages now or hereafter due and/or payable under any Patent and with respect thereto, including, without limitation, all rights to sue and recover at law or in equity for any past, present and future infringement, misappropriation, dilution, violation or other impairment thereof.
Section 3. Security Agreement
The security interest granted pursuant to this Patent Security Agreement is granted in conjunction with the security interest granted to the Collateral Agent pursuant to the Security Agreement and the Grantor hereby acknowledges and affirms that the rights and remedies of the Collateral Agent with respect to the security interest in the Patent Collateral made and granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein.
[Signature Pages Follow]

In witness whereof, the Grantor has caused this Patent Security Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.

Very truly yours,

[Grantor], as Grantor

By:
Name:
Title:
Accepted and Agreed
as of the date first above written:
Bank of America, N.A.,
as Collateral Agent for the Secured Parties

By:
Name:
Title:
[Signature Page to patent Security Agreement]

Acknowledgement of Grantor

State of	)

	)	ss.
County of	)

On this _____ day of __________, 20___ before me personally appeared _________________________________, proved to me on the basis of satisfactory evidence to be the person who executed the foregoing instrument on behalf of _____________________, who being by me duly sworn did depose and say that he is an authorized officer of said corporation, that the said instrument was signed on behalf of said corporation as authorized by its Board of Directors and that he acknowledged said instrument to be the free act and deed of said corporation.

Notary Public
Acknowledgement of Grantor for Patent Security Agreement

Schedule I
to
Patent Security Agreement
Patent Registrations
1.	PATENTS

[Include Patent Title, Patent Number, Country, Owner and Issue Date]

2.	PATENT APPLICATIONS

[Include Patent Title, Serial Number, Country, Owner and Filing Date]

Annex 3
to
General Security Agreement
Form of Short Form Trademark Security Agreement
Trademark Security Agreement, dated as of August ___, 2008, by [Warnaco of Canada Company or 4278941 Canada Inc.] (the “Grantor”) in favour of Bank of America, N.A. (“BofA“), as collateral agent for the Secured Parties (as defined in the Credit Agreement referred to below) (in such capacity, together with its successors and assigns in such capacity, the “Collateral Agent”).
W i t n e s s e t h:
Whereas, pursuant to a Credit Agreement, dated as of August ___, 2008 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among, inter alia, Warnaco of Canada Company (the “Borrower”), the Lenders and Issuers party thereto, BofA, as administrative agent and collateral agent for the Lenders and Issuers, the Lenders and the Issuers have severally agreed to make extensions of credit to the Borrower upon the terms and subject to the conditions set forth therein;
Now, therefore, in consideration of the premises and to induce the Lenders, the Issuers, the Administrative Agent and the Collateral Agent to enter into the Credit Agreement and to induce the Lenders and the Issuers to make their respective extensions of credit to the Borrower thereunder, the Grantor hereby agrees with the Collateral Agent as follows:
Section 1. Defined Terms
Unless otherwise defined herein, terms defined in the Credit Agreement or in the Security Agreement and used herein have the meaning given to them in the Credit Agreement or the Security Agreement.
Section 2. Grant of Security Interest in Trademark Collateral
The Grantor, as collateral security for the full, prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of the Secured Obligations of the Grantor, hereby mortgages, pledges and hypothecates to the Collateral Agent for the benefit of the Secured Parties, and grants to the Collateral Agent for the benefit of the Secured Parties a lien on and security interest in, all of its right, title and interest in, to and under the following Collateral of the Grantor (the “Trademark Collateral”):
1. all of its Trademarks, including, without limitation, those referred to on Schedule I hereto;

2. all renewals and extensions of the foregoing;
3. all goodwill of the business connected with the use of, and symbolized by, each such Trademark; and
4. all Proceeds of any or all of the foregoing, including, without limitation, all rights to income, royalties, proceeds and damages now or hereafter due and/or payable under any Trademark and with respect thereto, including, without limitation, all rights to sue and recover at law or in equity for any past, present and future infringement, misappropriation, dilution, violation or other impairment thereof.
Section 3. Security Agreement
The security interest granted pursuant to this Trademark Security Agreement is granted in conjunction with the security interest granted to the Collateral Agent pursuant to the Security Agreement and the Grantor hereby acknowledges and affirms that the rights and remedies of the Collateral Agent with respect to the security interest in the Trademark Collateral made and granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein.
[Signature Pages Follow]

In witness whereof, the Grantor has caused this Trademark Security Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.

Very truly yours,

[Grantor], as Grantor

By:
Name:
Title:
Accepted and Agreed
as of the date first above written:
Bank of America, N.A.,
as Collateral Agent for the Secured Parties

By:
Name:
Title:
Signature Page to Trademark Security Agreement

Acknowledgement of Grantor

State of	)

	)	ss.
County of	)

On this _____ day of ___________, 20____ before me personally appeared ______________________________, proved to me on the basis of satisfactory evidence to be the person who executed the foregoing instrument on behalf of ______________________, who being by me duly sworn did depose and say that he is an authorized officer of said corporation, that the said instrument was signed on behalf of said corporation as authorized by its Board of Directors and that he acknowledged said instrument to be the free act and deed of said corporation.

Notary Public
Acknowledgement of Grantor for Trademark Security Agreement

Schedule I
to
Trademark Security Agreement
Trademark Registrations
1.	REGISTERED TRADEMARKS

[Include Trademark, Country, Owner, Registration Number and Date of Registration]

2.	TRADEMARK APPLICATIONS

[Include Trademark, Country, Owner, Application Number and Date of Filing]

SCHEDULE 1
TO
4278941 Canada Inc.
GENERAL SECURITY AGREEMENT
Jurisdiction of Organization; Principal Executive Office
Legal Name:
4278941 Canada Inc.
Jurisdiction of Organization:
Canada
Corporate Numbers:
Industry Canada #: 4278941 Quebec Business #: 1162706288
Registered Office:
20600 Clark Graham Blvd., Baie d’Urfe, Quebec, H9X 4B6
Principal Executive Office:
20600 Clark Graham Blvd., Baie d’Urfe, Quebec, H9X 4B6

SCHEDULE 2
TO
4278941 Canada Inc.
GENERAL SECURITY AGREEMENT

Pledged Collateral
One Hundred and Ninety-Six Thousand (196,000) common shares and Four Thousand (4,000) preferred shares of WBR Industria e Comercio de Vestuario S.A.

SCHEDULE 3
TO
4278941 Canada Inc.
GENERAL SECURITY AGREEMENT

Filings
NIL

SCHEDULE 4
TO
4278941 Canada Inc.
GENERAL SECURITY AGREEMENT

Location of Inventory and Equipment
20600 Clark Graham Blvd., Baie d’Urfe, Quebec, H9X 4B6

SCHEDULE 5
TO
4278941 Canada Inc.
GENERAL SECURITY AGREEMENT

Intellectual Property
NIL

SCHEDULE 6
TO
4278941 Canada Inc.
GENERAL SECURITY AGREEMENT
[Intentionally omitted]

SCHEDULE 7
TO
4278941 Canada Inc.
GENERAL SECURITY AGREEMENT1
Deposit Accounts and Securities Accounts
Deposit accounts:
NIL
Securities accounts
NIL

[1]	Clearly identify each Deposit Account which is maintained as a concentration account of Grantor.

ANNEXES AND SCHEDULES
TO
4278941 Canada Inc.
General Security Agreement

Annex 1	Form of Short Form Copyright Security Agreement
Annex 2	Form of Short Form Patent Security Agreement
Annex 3	Form of Short Form Trademark Security Agreement

Schedule 1	Jurisdiction of Organization; Principal Executive Office
Schedule 2	Pledged Collateral
Schedule 3	Filings
Schedule 4	Location of Inventory and Equipment
Schedule 5	Intellectual Property
Schedule 6	[Intentionally omitted]]
Schedule 7	Deposit Accounts and Securities Accounts